UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2005

CDKNET.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

948 US Highway 22
North Plainfield, NJ 07060
(Address of Principal Executive Offices)

(908) 769-3232
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

Item 1.01    Entry Into A Material Definitive Agreement

CDKnet.com, Inc. (the “Company”) executed definitive agreements, delivered the securities and received the net proceeds of a private placement of 4.95 units of notes and warrants (the “Units”) to six accredited investors in a private placement. Each Unit consists of $100,000 principal amount 6% convertible subordinated promissory notes (the “Notes”) and 14,286 detached warrants (the “Warrants”) to purchase a like number of shares (“Common Shares”) of the Company’s common stock, $.0001 par value (the “Common Stock”) for $0.35 per Common Share. The Company plans to continue the offering until August 1, 2005 but may terminate the offering at any time. The offering of the Notes, Warrants and the Common Shares issuable upon the possible conversion and exercise, respectively, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold by the investors without an effective registration of such offers and sales under the Securities Act or the availability of an applicable exemption from such registration requirements.

Each of the investors entered into a securities purchase agreement with the Company substantially in the form filed with this report as an exhibit. In addition to routine representations, warranties and covenants, contained in the several securities purchase agreements, the agreements require the Company to include the Common Stock issuable upon the possible conversion of the Notes and exercise of the Warrants in any registration statement under the Securities Act of 1933, as amended (the “Securities Act”) that the Company files, with the exception of filings on Form S-8 for compensation plans or Form S-4 relating to certain mergers or acquisitions. These registration provisions require the Company to pay the investors’ expenses relating to such registrations and indemnify the investors from certain damages and liabilities, including legal fees, arising from any untrue or allegedly untrue statement or omission of material fact in such registration statement. In the opinion of the Securities and Exchange Commission, to the extent that such liabilities arise under the Securities Act, these indemnification provisions are against public policy and are therefore unenforceable.

The following are only summaries of the terms of the Notes and Warrants and are qualified by reference to the form of such documents, which are filed as exhibits to this report.

Notes

The Notes are part of an aggregate of $2.4 million principal amount of such Notes authorized for sale to accredited investors and:

•	are due July 7, 2007 with interest at the annual rate of 6% from the date of original issuance ( increasing to 12% per annum from an event of default as defined in the Notes);

•
are unsecured obligations of the Company and subordinated to senior secured loans to the Company (if any) from banks, finance companies and similar institutions that extend credit in the regular cause of such institution’s business;

•	are convertible (subject to certain conditions described below) into Common Shares; and

•	may be redeemed by the Company in certain limited circumstances described below prior to maturity.

During a period or periods of twenty trading days following a five consecutive trading day period in which the closing bid price of the Company’s Common Shares equal or exceeds a Trigger Price (defined in the Notes), subject to the holder tendering a minimum percentage (the “Minimum Percentage”) of the principal amount of the Notes held by him, the Notes are convertible into the number of shares of common stock of the Company, at the option of the holder, determined by dividing the principal amount being converted (plus all accrued and unpaid interest) by a conversion price corresponding to the Trigger Prices and Minimum Percentages, as follows:

Trigger	Trigger Price	Minimum Percentage	Conversion Price
A	$1.50	50%	$1.125
B	$2.25	100%	$1.575

When the closing bid price of Common Shares equals or exceeds the B Trigger price for five consecutive trading days, the right to convert at the A Conversion Price and the Minimum Percentage will be suspended until such time as the closing bid price for Common Shares is less than the B Trigger Price.

If the closing bid price of Common Shares equal or exceeds the B Trigger for 20 consecutive trading days with trading volume exceeding 20,000 Common Shares per day, the Company may for a period of 10 trading days and subject to the additional conditions set forth in the next paragraph, force conversion of the outstanding Notes into Common Shares at the B Trigger Price.

The Company may call the Notes for redemption, in whole or in part, by lot or pro rata, subject to the conditions set forth in the Notes, upon not less than 20 or more than 45 days written notice for 120% of the principal amount, plus accrued interest. Such conditions include:

•	the market price of Common Shares equaling or exceeding the A Trigger for 20 consecutive trading days preceding a call with trading volume exceeding 20,000 shares per day; and

•
the holders’ having the right to convert the principal and interest on the Notes into Common Shares which are then the that are the subject of an effective registration statement and the Company having set aside funds to pay the redemption price).

The Company’s obligation to pay principal and interest on the Notes, as well the additional obligation to pay the Note holders’ expenses of collection, may be accelerated in the event of default as defined in the Notes, including failing to make payments of principal and interest on the Notes when due, certain events of insolvency and related proceedings, an unremedied breach of a material representation, warranty or covenant contained in the Securities Purchase Agreements and the entry of a judgment against the Company in an amount of $200,000 or more which is not paid, vacated or bonded within 60 days of entry.

Warrants

The Warrants issued as part of the Units permit the holder to purchase one of our Common Shares for $0.35 until July 7, 2010. The Warrants have a “net exercise” provision that permits the holder to convert the Warrants into Common Shares, but such feature may only be used if the Company fails to include the shares underlying the Warrants in a registration statement prior to July 7, 2006.

Price Adjustments

Each of the relevant prices relating to the conversion and redemption of the Notes and the exercise of the Warrants are the subject of adjustments to prevent dilution in the event of one or more common stock splits, stock dividends and similar events.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Information required to be disclosed in this Item 2.03 is incorporated by reference to Item 1.01 of this report.

Item 3.02    Unregistered Sales of Equity Securities

On July 8, 2005, the Company, completed the documentation and received the proceeds from the sale of 4.95 Units more fully described in Item 1.01 of this report to six accredited investors. The Units were sold by the Company through a registered broker-dealer acting as placement agent. Sale to accredited investors for $100,000 per Unit in reliance on and Section 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D, thereunder. The placement agent received a 10% commission, reimbursement of $37,500 of its expenses (of which $25,000 had previously been paid and was issued five year warrants to purchase 106,069 Common Shares for $0.65 as compensation for its services.

Information required to be disclosed in this Item 3.02 relating to the conversion prices of the Notes, the exercise price of the Warrants, and the material terms thereof is incorporated by reference to Item 1.01 of this report.

Item 8.01    Other Events

In May 2005, the Company was granted its second patent (U.S. Patent 6,891,796) for “Transmitting data in a powerline network using link quality assessment.”

In June 2005, the Company received delivery of the first silicon samples of its AI-1100 System-on-Chip semiconductor following a “tapeout” of the chip’s design. The AI-1100 is the first in the Company’s ArkTIC™ family of solutions which are designed to deliver multi-media and network information across home power lines.

In July, 2005, the Company exercised its option to extend the due date of $750,000 principal amount of outstanding 10% extendible convertible notes from June 8, 2005 to September 8, 2005.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits.

10.1	Form of Securities Purchase Agreement.

10.2	Form of 6% Convertible Subordinated Note due July 7, 2007 in the aggregate authorized principal amount of $2.4 million.

10.3	Form of three year warrant exercisable at $0.35.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDKNET.COM, INC.

Date: July 14, 2005	By:	/s/ Oleg Logvinov
Oleg Logvinov, CEO